Exhibit 99.1

Vantage Drilling International Reports Fourth Quarter Results for 2016

HOUSTON, TX—(Marketwired - Mar 9, 2017) - Vantage Drilling International (“Vantage” or the “Company”) reported a net loss of approximately $41.1 million or $8.23 per share for the three months ended December 31, 2016 as compared to the Predecessor reporting a net loss of approximately $8.8 million for the three months ended December 31, 2015. The weighted-average shares outstanding for the three months ended December 31, 2016 was 5,000,053 whereas in the prior year, as a wholly-owned subsidiary, the Predecessor did not have a comparable outstanding ordinary shares.

Upon emergence from the Company’s Chapter 11 restructuring on February 10, 2016, Vantage adopted fresh-start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to “Successor” relate to the financial position and results of operations of the reorganized Vantage as of and subsequent to February 10, 2016. References to “Predecessor” refer to the financial position of Vantage as of and prior to February 10, 2016 and the results of operations prior to February 10, 2016. As a result of the application of fresh-start accounting and the effects of the implementation of our Plan of Reorganization, the financial statements on or after February 10, 2016 are not comparable with the financial statements prior to that date.

For the period from February 10, 2016 to December 31, 2016, Vantage reported a net loss of approximately $147.4 million or $29.48 per share and the Predecessor for the period January 1, 2016 to February 10, 2016 reported a net loss of approximately $471.0 million. For the year ended December 31, 2015, the Predecessor reported net income of approximately $17.2 million.

As of December 31, 2016, Vantage had approximately $231.7 million of available cash as compared to $241.1 million as of September 30, 2016. Additionally, Vantage had $24.6 million available for issuance of letters of credit under its revolving letter of credit facility at the end of the quarter. Ihab Toma, CEO, commented, “Despite a very challenging market for offshore rigs, we were able to successfully reactivate the Emerald Driller in the fourth quarter in Qatar and have subsequently obtained a new contract for the Topaz Driller in Thailand. We continue to deliver on our commitment to putting our assets to work while maintaining superior performance, operating safely, managing costs and preserving our strong balance sheet.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of three ultra-deepwater drillships and four ultra-premium jackup drilling rigs. Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and large independent oil and natural gas companies. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Vantage Drilling International

Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Successor		Predecessor
	Three Months Ended December 31, 2016	Period from February 10, 2016 to December 31, 2016	Period from January 1, 2016 to February 10, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
Revenue
Contract drilling services	$34,655	$134,370	$20,891	$118,714	726,717
Management fees	410	4,074	752	1,795	7,501
Reimbursables	5,344	20,204	1,897	7,893	38,047

Total revenue	40,409	158,648	23,540	128,402	772,265

Operating costs and expenses
Operating costs	29,635	123,022	25,213	75,601	359,610
General and administrative	8,931	36,922	2,558	7,572	25,322
Depreciation	18,486	67,920	10,696	32,191	127,359

Total operating costs and expenses	57,052	227,864	38,467	115,364	512,291

Income (loss) from operations	(16,643)	(69,216)	(14,927)	13,038	259,974
Other income (expense)
Interest income	(8)	18	3	30	84
Interest expense and other financing charges (contractual interest of $23,219 for the period from January 1, 2016 to February 10, 2016)	(18,879)	(67,023)	(1,728)	(35,424)	(173,634)
Gain on debt extinguishment	—	—	—	—	10,823
Other, net	145	1,132	(69)	1,945	4,231
Reorganization items	(774)	(1,380)	(452,919)	(39,354)	(39,354)

Total other expense	(19,516)	(67,253)	(454,713)	(72,803)	(197,850)

Income (loss) before income taxes	(36,159)	(136,469)	(469,640)	(59,765)	62,124
Income tax provision	4,970	10,948	2,371	(55,701)	39,870

Net income (loss)	(41,129)	(147,417)	(472,011)	(4,064)	22,254
Net income (loss) attributable to noncontrolling interests	—	—	(969)	4,689	5,036

Net income (loss) attributable to VDI	$(41,129)	$(147,417)	$(471,042)	$(8,753)	$17,218

Net loss per share, basic and diluted	$(8.23)	$(29.48)	N/A	N/A	N/A
Weighted average successor ordinary shares outstanding, basic and diluted	5,000	5,000	N/A	N/A	N/A

Vantage Drilling International

Supplemental Operating Data

(Unaudited, in thousands, except percentages)

	Successor		Predecessor
	Three Months Ended December 31, 2016	Period from February 10, 2016 to December 31, 2016	Period from January 1, 2016 to February 10, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
Operating costs and expenses
Jackups	$10,014	$39,569	$5,975	$15,008	$80,009
Deepwater	13,270	57,833	15,550	47,491	224,516
Operations support	2,403	9,859	2,219	7,092	28,785
Reimbursables	3,948	15,761	1,469	6,010	26,300

	$29,635	$123,022	$25,213	$75,601	$359,610

Utilization
Jackups	39.5%	42.3%	53.6%	64.0%	76.7%
Deepwater	33.3%	33.3%	33.3%	53.4%	83.0%

Vantage Drilling International

Consolidated Balance Sheet

(In thousands)

(Unaudited)

	Successor	Predecessor
	December 31, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$231,727	$203,420
Trade receivables	20,850	70,722
Inventory	45,206	64,495
Prepaid expenses and other current assets	12,423	22,106

Total current assets	310,206	360,743

Property and equipment
Property and equipment	902,241	3,481,006
Accumulated depreciation	(67,713)	(532,619)

Property and equipment, net	834,528	2,948,387
Other assets	15,694	23,050

Total assets	$1,160,428	$3,332,180

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$35,283	$49,437
Accrued liabilities	18,448	21,702
Current maturities of long-term debt	1,430	—
VDC note payable	—	61,477

Total current liabilities	55,161	132,616

Long-term debt, net of discount and financing costs of $105,568 and $0	867,372	—
Other long-term liabilities	11,335	33,097
Liabilities subject to compromise	—	2,694,456
Commitments and contingencies
Shareholders’ equity
Predecessor ordinary shares, $0.001 par value, 50 million shares authorized; one thousand shares issued and outstanding	—	—
Predecessor additional paid-in capital	—	595,119
Successor ordinary shares, $0.001 par value, 50 million shares authorized; 5,000,053 shares issued and outstanding	5	—
Successor additional paid-in capital	373,972	—
Accumulated deficit	(147,417)	(138,363)

Total VDI shareholders’ equity	226,560	456,756
Noncontrolling interests	—	15,255

Total equity	226,560	472,011

Total liabilities and equity	$1,160,428	$3,332,180

Vantage Drilling International

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Successor	Predecessor
	Period from February 10, 2016 to December 31, 2016	Period from January 1, 2016 to February 10, 2016	Year Ended December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(147,417)	$(472,011)	$22,254
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	67,920	10,696	127,359
Amortization of debt financing costs	427	—	7,800
Amortization of debt discount	43,208	—	2,242
PIK interest on the Convertible Notes	6,712	—	—
Reorganization items	—	430,210	37,129
Non-cash gain on debt extinguishment	—	—	(10,814)
Accelerated deferred mobilization income	—	—	(21,508)
Share-based compensation expense	402	—	—
Deferred income tax benefit	(3,368)	—	2,122
Loss on disposal of assets	652	—	1,108
Changes in operating assets and liabilities:
Restricted cash	1,000	(1,000)	—
Trade receivables	53,447	(3,575)	80,903
Inventory	(964)	223	1,397
Prepaid expenses and other current assets	2,790	6,893	5,991
Other assets	(3,409)	941	8,549
Accounts payable	736	(14,890)	(154,922)
Accrued liabilities and other long-term liabilities	(26,010)	21,148	(17,023)

Net cash provided by (used in) operating activities	(3,874)	(21,365)	92,587

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(11,964)	116	(46,490)

Net cash provided by (used in) investing activities	(11,964)	116	(46,490)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(1,430)	(7,000)	(67,980)
Proceeds from issuance of 10% Second Lien Notes	—	75,000	—
Proceeds from borrowings under credit agreements	—	—	150,000
Distributions to VDC	—	—	(498)
Debt issuance costs	(51)	(1,125)	—

Net cash provided by (used in) financing activities	(1,481)	66,875	81,522

Net increase (decrease) in cash and cash equivalents	(17,319)	45,626	127,619
Cash and cash equivalents-beginning of period	249,046	203,420	75,801

Cash and cash equivalents-end of period	$231,727	$249,046	$203,420